As filed with the Securities and Exchange Commission on August 30, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

Walker & Dunlop, Inc.

(Exact name of registrant as specified in its charter)

Maryland	80-0629925
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

7501 Wisconsin Avenue
Suite 1200E
Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

Walker & Dunlop, Inc. 2010 Equity Incentive Plan, as amended

(Full title of the plan)

William M. Walker

Chairman, President and Chief Executive Officer

7501 Wisconsin Avenue

Suite 1200E

Bethesda, MD 20814

(Name and address of agent for service)

(301) 215-5500

(Telephone number, including area code, of agent for service)

Copies to:

David W. Bonser

James E. Showen

Hogan Lovells US LLP

555 Thirteenth Street, NW

Washington, DC 20004

(202) 637-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, par value $0.01 per share	3,370,000	$12.52	$42,192,400	$4,836

(1)         Represents the additional number of shares of the registrant’s common stock, par value $0.01 per share (the “Common Stock”) reserved for issuance under the Walker & Dunlop, Inc. 2010 Equity Incentive Plan, as amended.  Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an additional indeterminate amount of shares to be offered or sold pursuant to the plan and shares that may become issuable under the plan by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar adjustment of the registrant’s outstanding shares of Common Stock.

(2)         Calculated pursuant to Rule 457(c) and (h) of the Securities Act on the basis of $12.52 per share, which was the average of the high and low prices per share of Common Stock of the registrant as reported on the New York Stock Exchange on August 24, 2012.

EXPLANATORY NOTE

We are filing this registration statement to register an additional 3,370,000 shares of our Common Stock for issuance pursuant to the Walker & Dunlop, Inc. 2010 Equity Incentive Plan (the “Equity Incentive Plan”), as amended.  At the Special Meeting of Stockholders held on August 30, 2012, our stockholders, among other things, (i) approved amendments to Sections 2.18, 4.1, 5.2, 6.2 and 14.6.4 of the Equity Incentive Plan (as amended, the “Amended Equity Incentive Plan”), which included an increase in the number of shares of Common Stock reserved for issuance thereunder by 3,370,000 shares, and (ii) re-approved certain material terms and conditions relating to performance-based compensation under the Amended Equity Incentive Plan. The description of the terms and conditions of the Amended Equity Incentive Plan are described under the caption “Proposal 2: Plan Amendment Proposal:  Amendment of the Company’s 2010 Equity Incentive Plan and Re-Approval of Material Terms and Conditions Relating to Performance-based Compensation” in our definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on July 26, 2012.

Pursuant to General Instruction E to Form S-8, the contents of the earlier registration statement on Form S-8 concerning the Equity Incentive Plan filed with the SEC on December 16, 2010 (File No. 333-171205) is incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

We incorporate information into this registration statement by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this registration statement, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this registration statement. This registration statement incorporates by reference the documents set forth below, the file number for each of which is 001-35000, that have been previously filed with the SEC:

•                                    our Annual Report on Form 10-K for the year ended December 31, 2011 filed March 9, 2012;

•                                    our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 filed May 10, 2012;

•                                    our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 filed August 9, 2012;

•                                    our Current Reports on Form 8-K filed on April 4, 2012, June 8, 2012, June 12, 2012, June 14, 2012, June 15, 2012, June 28, 2012, July 9, 2012 and August 30, 2012; and

•                                    the description of our Common Stock contained in our Registration Statement on Form 8-A, filed on December 9, 2010, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which incorporates by reference the description of our Common Stock contained in our Registration Statement on Form S-1 (Reg. No. 333-168535), and all amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this registration statement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this registration statement until the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, except that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K.

You may obtain copies of any of these filings from us as described below, through the SEC or through the SEC’s Internet website at www.sec.gov. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this registration statement, by requesting them in writing or by telephone at:

Walker & Dunlop, Inc.
Attn: Investor Relations
7501 Wisconsin Avenue, Suite 1200E
Bethesda, Maryland 20814

Item 8.           Exhibits.

The Exhibits to this registration statement are listed on the exhibit index, which appears elsewhere herein, and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bethesda, Maryland on August 30, 2012.

Walker & Dunlop, Inc.

By:	/s/ William M. Walker
William M. Walker
Chairman, President and Chief
Executive Officer

POWER OF ATTORNEY

We (other than Edmund F. Taylor), the undersigned directors and officers of Walker & Dunlop, Inc., a Maryland corporation, do hereby constitute and appoint Deborah A. Wilson, Executive Vice President, Chief Financial Officer, and Treasurer and Richard M. Lucas, the Executive Vice President, General Counsel and Secretary, and each and either of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable said corporation to comply with the Securities Act and any rules, regulations and requirements of the SEC, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we (other than Edmund F. Taylor) hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William M. Walker	Chairman, President and Chief Executive
William M. Walker	Officer (Principal Executive Officer)	August 30, 2012

/s/ Howard W. Smith, III	Executive Vice President, Chief
Howard W. Smith, III	Operating Officer and Director	August 30, 2012

/s/ Mitchell M. Gaynor	Director	August 30, 2012
Mitchell M. Gaynor

/s/ John Rice	Director	August 30, 2012
John Rice

/s/ Edmund F. Taylor	Director	August 30, 2012
Edmund F. Taylor

/s/ Alan J. Bowers	Director	August 30, 2012
Alan J. Bowers

/s/ Cynthia A. Hallenbeck	Director	August 30, 2012
Cynthia A. Hallenbeck

/s/ Dana L. Schmaltz	Director	August 30, 2012
Dana L. Schmaltz

/s/ Deborah A. Wilson	Executive Vice President, Chief Financial	August 30, 2012
Deborah A. Wilson	Officer (Principal Financial Officer and
Principal Accounting Officer)

*By:	/s/ Richard M. Lucas
Richard M. Lucas
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

4.1

Specimen Common Stock Certificate of Walker & Dunlop, Inc. (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-168535) filed on September 30, 2010)

5.1	Opinion of Hogan Lovells LLP regarding the validity of the shares of common stock registered hereby

10.1	Walker & Dunlop, Inc. 2010 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on August 30, 2012)

23.1	Consent of KPMG LLP

23.2	Consent of KPMG LLP

23.3	Consent of Deloitte & Touche LLP

23.4	Consent of Hogan Lovells LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page)